The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Third-Quarter 2023 Results

Cincinnati, October 26, 2023 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Third-quarter 2023 net loss of $99 million, or $0.63 per share, compared with a net loss of $416 million, or $2.63 per share, in the third quarter of 2022, after recognizing a $362 million third-quarter 2023 after-tax reduction in the fair value of equity securities still held.
•$145 million or 125% increase in non-GAAP operating income* to $261 million, or $1.66 per share, compared with $116 million, or 74 cents per share, in the third quarter of last year.
•$317 million increase in third-quarter 2023 net income, compared with third-quarter 2022, reflecting the after-tax net effect of a $172 million smaller reduction in net investment gains and a $141 million increase in after-tax property casualty underwriting income.
•$67.72 book value per share at September 30, 2023, up $0.51 since year-end.
•4.4% value creation ratio for the first nine months of 2023, compared with negative 24.0% for the same period of 2022.
•$2 million difference in adjusted third-quarter 2022 net loss of $416 million, compared with originally reported $418 million, due to adoption of an accounting standards update for long-duration contracts.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change
Revenue Data
Earned premiums	$2,033	$1,884	8	$5,894	$5,350	10
Investment income, net of expenses	225	193	17	655	573	14
Total revenues	1,811	1,410	28	6,657	3,448	93
Income Statement Data
Net income (loss)	$(99)	$(416)	76	$660	$(1,500)	nm
Investment gains and losses, after-tax	(360)	(532)	32	67	(1,970)	nm
Non-GAAP operating income*	$261	$116	125	$593	$470	26
Per Share Data (diluted)
Net income (loss)	$(0.63)	$(2.63)	76	$4.17	$(9.42)	nm
Investment gains and losses, after-tax	(2.29)	(3.37)	32	0.42	(12.37)	nm
Non-GAAP operating income*	$1.66	$0.74	124	$3.75	$2.95	27

Book value				$67.72	$60.32	12
Cash dividend declared	$0.75	$0.69	9	$2.25	$2.07	9
Diluted weighted average share outstanding	156.9	158.0	(1)	158.2	159.3	(1)

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 3Q23 Release 1

Insurance Operations Highlights
•94.4% third-quarter 2023 property casualty combined ratio, improved from 103.9% for the third quarter of 2022.
•12% growth in third-quarter net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$313 million third-quarter 2023 property casualty new business written premiums, up 19%. Agencies appointed since the beginning of 2022 contributed $26 million or 8% of total new business written premiums.
•$25 million third-quarter 2023 life insurance subsidiary net income, up $2 million from the third quarter of 2022, and 2% growth in third-quarter 2023 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•17% or $32 million increase in third-quarter 2023 pretax investment income, including a 19% increase in bond interest income and a 5% increase in stock portfolio dividends.
•Three-month decrease of 2% in fair value of total investments at September 30, 2023, including a decrease of less than 1% for the bond portfolio and a 4% decrease for the stock portfolio.
•$4.512 billion parent company cash and marketable securities at September 30, 2023, up 8% from year-end 2022.

Continuing Positive Momentum
Steven J. Johnston, chairman and chief executive officer, commented: “Non-GAAP operating income for the third quarter was $261 million, up significantly compared to last year’s third-quarter, driven by underwriting profits as well as pretax investment income that increased 17% for the quarter.
“Our insurance business continues to perform well as we navigate a challenging market. Our property casualty insurance business reported $112 million of underwriting profit in the third quarter, continuing our improving trend for the year and taking our nine-month underwriting profit to $149 million, more than triple last year’s nine-month results.

“Our combined ratio of 94.4% – 9.5 points better than last year's third-quarter result – helped to bring our nine-month ratio to 97.5%. On a nine-month basis, our current accident year combined ratio before catastrophe losses – sometimes referred to as our core combined ratio – improved 1.7 points to 89.4% compared with last year.
“Our life insurance operation recorded $65 million in net income through September 30, increasing 27% compared to the same period of 2022.”
Maintaining Underwriting Discipline
“We are growing with discipline and precision. We believe that the investments we’ve made in pricing and risk management expertise, along with our geographic and product diversification over the past decade, put us in a strong position to understand and take advantage of opportunities for profitable growth.
“In the first nine months of 2023, property casualty net written premiums grew 9%. Our personal lines and excess and surplus lines business continued to write a healthy amount of new business, growing 39% and 25%, respectively. We believe commercial market opportunities in the third quarter were generally more attractive than the first half of the year, allowing us to record $148 million in new business written premiums, nearly matching last year’s third-quarter result while maintaining underwriting discipline.
“We expect to further enhance our growth opportunities as we continue to appoint new agencies and enter new states. So far in 2023, we’ve added 193 new agency reporting locations, bringing that total number above 3,000 for the first time. And, we plan to open Nevada for commercial lines business in the fourth quarter.”
Looking Forward with Optimism
“While the value of our stock and bond portfolios both declined in the third quarter, cash and total investments increased 3% at September 30, 2023, compared to year-end 2022. Through the first nine-months of the year, our book value per share rose 51 cents to $67.72.
“We are confident in our ongoing ability to produce value for our shareholders as our talented and dedicated associates continue to work alongside the independent agents who represent us to drive our multi-pronged strategy to profitably grow our insurance business far into future.”
                                             CINF 3Q23 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change
Earned premiums	$1,957	$1,809	8	$5,661	$5,124	10
Fee revenues	3	3	0	8	8	0
Total revenues	1,960	1,812	8	5,669	5,132	10

Loss and loss expenses	1,261	1,348	(6)	3,840	3,544	8
Underwriting expenses	587	530	11	1,680	1,541	9
Underwriting profit (loss)	$112	$(66)	nm	$149	$47	217

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	64.4%	74.5%	(10.1)	67.8%	69.1%	(1.3)
Underwriting expenses	30.0	29.4	0.6	29.7	30.1	(0.4)
Combined ratio	94.4%	103.9%	(9.5)	97.5%	99.2%	(1.7)

			% Change			% Change
Agency renewal written premiums	$1,549	$1,390	11	$4,727	$4,269	11
Agency new business written premiums	313	264	19	867	794	9
Other written premiums	95	96	(1)	532	550	(3)
Net written premiums	$1,957	$1,750	12	$6,126	$5,613	9

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	57.7%	61.7%	(4.0)	59.7%	61.0%	(1.3)
Current accident year catastrophe losses	9.4	15.2	(5.8)	11.9	10.9	1.0
Prior accident years before catastrophe losses	(2.4)	(1.1)	(1.3)	(3.2)	(1.4)	(1.8)
Prior accident years catastrophe losses	(0.3)	(1.3)	1.0	(0.6)	(1.4)	0.8
Loss and loss expense ratio	64.4%	74.5%	(10.1)	67.8%	69.1%	(1.3)

Current accident year combined ratio before catastrophe losses	87.7%	91.1%	(3.4)	89.4%	91.1%	(1.7)

•$207 million or 12% growth of third-quarter 2023 property casualty net written premiums, and nine-month growth of 9%, reflecting premium growth initiatives, price increases and a higher level of insured exposures. The contribution to third-quarter growth from Cincinnati Re and Cincinnati Global in total was 1 percentage point.
•$49 million or 19% increase in third-quarter 2023 new business premiums written by agencies and a nine-month increase of 9%. The third-quarter growth included a $19 million increase in standard market property casualty production from agencies appointed since the beginning of 2022.
•236 new agency appointments in the first nine months of 2023, including 70 that market only our personal lines products.
•9.5 percentage-point third-quarter 2023 combined ratio improvement, including a decrease of 4.8 points from lower catastrophe losses.
•1.7 percentage-point nine-month 2023 combined ratio improvement, despite an increase of 1.8 points from higher catastrophe losses.
•2.7 percentage-point third-quarter 2023 benefit from favorable prior accident year reserve development of $53 million, compared with 2.4 points or $43 million for third-quarter 2022.
•3.8 percentage-point nine-month 2023 benefit from favorable prior accident year reserve development, compared with 2.8 points for the first nine months of 2022.
•1.3 percentage-point improvement, to 59.7%, for the nine-month 2023 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 3.0 points for the portion estimated as reserves for claims incurred but not reported (IBNR) and a decrease of 4.3 points for the case incurred portion.
•0.4 percentage-point decrease in the underwriting expense ratio for the first nine months of 2023, compared with the same period of 2022, primarily due to lower levels of profit-sharing commissions for agencies.
                                             CINF 3Q23 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change
Earned premiums	$1,062	$1,028	3	$3,184	$2,984	7
Fee revenues	1	1	0	3	3	0
Total revenues	1,063	1,029	3	3,187	2,987	7

Loss and loss expenses	680	710	(4)	2,136	2,046	4
Underwriting expenses	331	308	7	968	916	6
Underwriting profit	$52	$11	373	$83	$25	232

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	64.0%	69.0%	(5.0)	67.1%	68.6%	(1.5)
Underwriting expenses	31.2	30.0	1.2	30.4	30.7	(0.3)
Combined ratio	95.2%	99.0%	(3.8)	97.5%	99.3%	(1.8)

			% Change			% Change
Agency renewal written premiums	$914	$860	6	$2,940	$2,764	6
Agency new business written premiums	148	149	(1)	431	470	(8)
Other written premiums	(33)	(25)	(32)	(95)	(82)	(16)
Net written premiums	$1,029	$984	5	$3,276	$3,152	4

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.5%	64.5%	(4.0)	61.6%	63.5%	(1.9)
Current accident year catastrophe losses	6.8	4.9	1.9	9.5	6.8	2.7
Prior accident years before catastrophe losses	(3.2)	—	(3.2)	(3.9)	(1.1)	(2.8)
Prior accident years catastrophe losses	(0.1)	(0.4)	0.3	(0.1)	(0.6)	0.5
Loss and loss expense ratio	64.0%	69.0%	(5.0)	67.1%	68.6%	(1.5)

Current accident year combined ratio before catastrophe losses	91.7%	94.5%	(2.8)	92.0%	94.2%	(2.2)

•$45 million or 5% growth in third-quarter 2023 commercial lines net written premiums, primarily due to higher agency renewal written premiums. Four percent growth in nine-month net written premiums.
•$54 million or 6% increase in third-quarter renewal written premiums, with commercial lines average renewal pricing increases near the low end of the high-single-digit percent range.
•$1 million or 1% decrease in third-quarter 2023 new business premiums written by agencies, reflecting pricing discipline in a highly competitive market.
•3.8 percentage-point third-quarter 2023 combined ratio improvement, despite an increase of 2.2 points from higher catastrophe losses.
•1.8 percentage-point nine-month 2023 combined ratio improvement, despite an increase of 3.2 points from higher catastrophe losses.
•3.3 percentage-point third-quarter 2023 benefit from favorable prior accident year reserve development of $34 million, compared with 0.4 points or $4 million for third-quarter 2022.
•4.0 percentage-point nine-month 2023 benefit from favorable prior accident year reserve development, compared with 1.7 points for the first nine months of 2022.
                                             CINF 3Q23 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change
Earned premiums	$527	$431	22	$1,484	$1,246	19
Fee revenues	1	1	0	3	3	0
Total revenues	528	432	22	1,487	1,249	19

Loss and loss expenses	368	324	14	1,138	878	30
Underwriting expenses	159	126	26	441	373	18
Underwriting profit (loss)	$1	$(18)	nm	$(92)	$(2)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	69.8%	75.2%	(5.4)	76.7%	70.5%	6.2
Underwriting expenses	30.1	29.3	0.8	29.7	29.9	(0.2)
Combined ratio	99.9%	104.5%	(4.6)	106.4%	100.4%	6.0

			% Change			% Change
Agency renewal written premiums	$542	$437	24	$1,471	$1,208	22
Agency new business written premiums	122	81	51	307	221	39
Other written premiums	(18)	(16)	(13)	(55)	(43)	(28)
Net written premiums	$646	$502	29	$1,723	$1,386	24

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	56.3%	59.5%	(3.2)	58.3%	59.4%	(1.1)
Current accident year catastrophe losses	15.1	17.7	(2.6)	22.0	15.6	6.4
Prior accident years before catastrophe losses	(0.4)	(0.2)	(0.2)	(0.8)	(1.3)	0.5
Prior accident years catastrophe losses	(1.2)	(1.8)	0.6	(2.8)	(3.2)	0.4
Loss and loss expense ratio	69.8%	75.2%	(5.4)	76.7%	70.5%	6.2

Current accident year combined ratio before catastrophe losses	86.4%	88.8%	(2.4)	88.0%	89.3%	(1.3)

•$144 million or 29% growth in third-quarter 2023 personal lines net written premiums, including higher renewal written premiums that benefited from rate increases in the high-single-digit percent range and higher policy retention rates. Cincinnati Private ClientSM third-quarter 2023 net written premiums from our agencies’ high net worth clients grew 43%, to $356 million. Twenty-four percent growth in nine-month personal lines net written premiums.
•$41 million or 51% increase in third-quarter 2023 new business premiums written by agencies, with approximately half of the increase occurring in middle-market personal lines and reflecting expanded use of enhanced pricing precision tools.
•4.6 percentage-point third-quarter 2023 combined ratio improvement, including a decrease of 2.0 points in the ratio for catastrophe losses.
•6.0 percentage-point nine-month 2023 combined ratio increase, including an increase of 6.8 points from higher catastrophe losses.
•1.6 percentage-point third-quarter 2023 benefit from favorable prior accident year reserve development of $8 million, compared with 2.0 points or $8 million for third-quarter 2022.
•3.6 percentage-point nine-month 2023 benefit from favorable prior accident year reserve development, compared with 4.5 points for the first nine months of 2022.

                                             CINF 3Q23 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change
Earned premiums	$135	$125	8	$394	$361	9
Fee revenues	1	1	0	2	2	0
Total revenues	136	126	8	396	363	9

Loss and loss expenses	87	86	1	257	226	14
Underwriting expenses	35	31	13	101	93	9
Underwriting profit	$14	$9	56	$38	$44	(14)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	64.9%	68.4%	(3.5)	65.2%	62.4%	2.8
Underwriting expenses	25.6	25.5	0.1	25.7	26.0	(0.3)
Combined ratio	90.5%	93.9%	(3.4)	90.9%	88.4%	2.5

			% Change			% Change
Agency renewal written premiums	$93	$93	0	$316	$297	6
Agency new business written premiums	43	34	26	129	103	25
Other written premiums	(8)	(6)	(33)	(25)	(20)	(25)
Net written premiums	$128	$121	6	$420	$380	11

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	64.8%	74.8%	(10.0)	67.9%	65.4%	2.5
Current accident year catastrophe losses	(0.6)	(0.4)	(0.2)	0.8	0.8	0.0
Prior accident years before catastrophe losses	0.9	(5.9)	6.8	(3.3)	(3.6)	0.3
Prior accident years catastrophe losses	(0.2)	(0.1)	(0.1)	(0.2)	(0.2)	0.0
Loss and loss expense ratio	64.9%	68.4%	(3.5)	65.2%	62.4%	2.8

Current accident year combined ratio before catastrophe losses	90.4%	100.3%	(9.9)	93.6%	91.4%	2.2

•$7 million or 6% growth in third-quarter 2023 excess and surplus lines net written premiums, including higher renewal written premiums that benefited from price increases averaging in the high-single-digit percent range. Eleven percent growth in nine-month net written premiums.
•$9 million or 26% increase in third-quarter new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•3.4 percentage-point third-quarter 2023 combined ratio improvement, primarily due to lower current accident year loss and loss expenses.
•2.5 percentage-point nine-month 2023 combined ratio increase, primarily due to higher current accident year loss and loss expenses. The nine-month period increase of 2.5 percentage points in the ratio for current accident year loss and loss expenses included an increase of 9.1 points for the IBNR portion and a decrease of 6.6 points for the case incurred portion.
•Less than $1 million of third-quarter 2023 unfavorable prior accident year reserve development, compared with a favorable $7 million for third-quarter 2022.
•3.5 percentage-point nine-month 2023 benefit from favorable prior accident year reserve development, compared with 3.8 points for the first nine months of 2022.

                                             CINF 3Q23 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change
Term life insurance	$56	$55	2	$170	$165	3
Whole life insurance	12	11	9	37	34	9
Universal life and other	8	9	(11)	26	27	(4)
Earned premiums	76	75	1	233	226	3
Investment income, net of expenses	46	43	7	137	127	8
Investment gains and losses, net	—	(1)	100	(1)	(1)	0
Fee revenues	3	2	50	8	4	100
Total revenues	125	119	5	377	356	6
Contract holders’ benefits incurred	71	70	1	230	228	1
Underwriting expenses incurred	22	21	5	64	63	2
Total benefits and expenses	93	91	2	294	291	1
Net income before income tax	32	28	14	83	65	28
Income tax provision	7	5	40	18	14	29
Net income of the life insurance subsidiary	$25	$23	9	$65	$51	27

•$1 million increase in third-quarter 2023 earned premiums, including a 2% increase for term life insurance, our largest life insurance product line.
•$14 million increase in nine-month 2023 life insurance subsidiary net income, primarily from more favorable mortality experience, higher investment income and higher fee revenues.
•$81 million or 8% nine-month 2023 increase, to $1.102 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from net income and the impact of an increase in market value discount rates on life policy and investment contract reserves.
                                             CINF 3Q23 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change
Investment income, net of expenses	$225	$193	17	$655	$573	14
Investment interest credited to contract holders	(31)	(27)	(15)	(91)	(82)	(11)
Investment gains and losses, net	(456)	(674)	32	84	(2,494)	nm
Investments profit (loss)	$(262)	$(508)	48	$648	$(2,003)	nm

Investment income:
Interest	$154	$129	19	$441	$376	17
Dividends	69	66	5	205	203	1
Other	5	3	67	18	6	200
Less investment expenses	3	5	(40)	9	12	(25)
Investment income, pretax	225	193	17	655	573	14
Less income taxes	37	30	23	106	90	18
Total investment income, after-tax	$188	$163	15	$549	$483	14

Investment returns:
Average invested assets plus cash and cash equivalents	$25,490	$23,323		$25,025	$24,081
Average yield pretax	3.53%	3.31%		3.49%	3.17%
Average yield after-tax	2.95	2.80		2.93	2.67
Effective tax rate	16.3	15.8		16.2	15.8
Fixed-maturity returns:
Average amortized cost	$13,879	$12,655		$13,515	$12,521
Average yield pretax	4.44%	4.08%		4.35%	4.00%
Average yield after-tax	3.66	3.38		3.59	3.32
Effective tax rate	17.6	17.1		17.4	17.1

•$32 million or 17% rise in third-quarter 2023 pretax investment income, including a 19% increase in interest income from fixed-maturity securities and a 5% increase in equity portfolio dividends.
•$825 million third-quarter 2023 decrease in pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Investment gains and losses on equity securities sold, net	$(5)	$16	$2	$34
Unrealized gains and losses on equity securities still held, net	(458)	(705)	99	(2,568)
Investment gains and losses on fixed-maturity securities, net	—	—	(4)	3
Other	7	15	(13)	37
Subtotal - investment gains and losses reported in net income	(456)	(674)	84	(2,494)
Change in unrealized investment gains and losses - fixed maturities	(369)	(514)	(360)	(1,870)
Total	$(825)	$(1,188)	$(276)	$(4,364)

                                             CINF 3Q23 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At September 30,	At December 31,
	2023	2022
Total investments	$23,408	$22,425
Total assets	30,915	29,732
Short-term debt	25	50
Long-term debt	790	789
Shareholders’ equity	10,624	10,562
Book value per share	67.72	67.21
Debt-to-total-capital ratio	7.1%	7.4%

•$24.307 billion in consolidated cash and total investments at September 30, 2023, an increase of 3% from $23.689 billion at year-end 2022.
•$12.843 billion bond portfolio at September 30, 2023, with an average rating of A2/A. Fair value decreased $27 million during the third quarter of 2023, offsetting $295 million in net purchases of fixed-maturity securities.
•$10.031 billion equity portfolio was 42.9% of total investments, including $5.632 billion in appreciated value before taxes at September 30, 2023. Third-quarter 2023 decrease in fair value of $471 million, including $4 million in net sales of equity securities.
•$2.61 third-quarter 2023 decrease in book value per share, including an addition of $1.66 from net income before investment gains and $0.67 for other items that were offset by $4.19 from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities and $0.75 from dividends declared to shareholders.
•Value creation ratio of 4.4% for the first nine months of 2023, including 5.6% from net income before investment gains, which includes underwriting and investment income, and negative 1.9% from investment portfolio net investment gains and changes in unrealized gains for fixed-maturity securities.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 3Q23 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2022 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 32.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
•Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
•An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
•An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to the COVID-19 pandemic
•Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
•Inability of our workforce, agencies or vendors to perform necessary business functions
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
•The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
•The number of policyholders that will ultimately submit claims or file lawsuits
•The lack of submitted proofs of loss for allegedly covered claims
•Judicial rulings in similar litigation involving other companies in the insurance industry
•Differences in state laws and developing case law
•Litigation trends, including varying legal theories advanced by policyholders
•Whether and to what degree any class of policyholders may be certified
•The inherent unpredictability of litigation
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of global climate change or otherwise), environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Interest rate fluctuations or other factors that could significantly affect:
•Our ability to generate growth in investment income
•Values of our fixed-maturity investments, including accounts in which we hold bank-owned life insurance contract assets
•Our traditional life policy reserves
•Domestic and global events, such as Russia’s invasion of Ukraine, war in the Middle East and recent disruptions in the banking and financial services industry, resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
•Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
•Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
•Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities
•Our inability to manage Cincinnati Global or other subsidiaries to produce related business opportunities and growth prospects for our ongoing operations
•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
                                             CINF 3Q23 Release 10

•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
•Downgrades of our financial strength ratings
•Concerns that doing business with us is too difficult
•Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
•Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
•Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
•Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
•Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
•Increase our provision for federal income taxes due to changes in tax law
•Increase our other expenses
•Limit our ability to set fair, adequate and reasonable rates
•Place us at a disadvantage in the marketplace
•Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation and third-party litigation funding on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
                                             CINF 3Q23 Release 11

•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market, impacting the customer experience and altering our competitive advantages
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

                                             CINF 3Q23 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			September 30,	December 31,
			2023	2022
Assets
Investments			$23,408	$22,425
Cash and cash equivalents			899	1,264
Premiums receivable			2,654	2,322
Reinsurance recoverable			699	665
Deferred policy acquisition costs			1,101	1,013
Other assets			2,154	2,043
Total assets			$30,915	$29,732

Liabilities
Insurance reserves			$11,997	$11,415
Unearned premiums			4,195	3,689
Deferred income tax			997	1,054
Long-term debt and lease obligations			844	841
Other liabilities			2,258	2,171
Total liabilities			20,291	19,170

Shareholders’ Equity
Common stock and paid-in capital			1,819	1,789
Retained earnings			12,018	11,711
Accumulated other comprehensive income			(827)	(614)
Treasury stock			(2,386)	(2,324)
Total shareholders' equity			10,624	10,562
Total liabilities and shareholders' equity			$30,915	$29,732

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenues
Earned premiums	$2,033	$1,884	$5,894	$5,350
Investment income, net of expenses	225	193	655	573
Investment gains and losses, net	(456)	(674)	84	(2,494)
Other revenues	9	7	24	19
Total revenues	1,811	1,410	6,657	3,448

Benefits and Expenses
Insurance losses and contract holders' benefits	1,332	1,418	4,070	3,772
Underwriting, acquisition and insurance expenses	609	551	1,744	1,604
Interest expense	13	14	40	40
Other operating expenses	5	4	17	13
Total benefits and expenses	1,959	1,987	5,871	5,429

Income (Loss) Before Income Taxes	(148)	(577)	786	(1,981)

Provision (Benefit) for Income Taxes	(49)	(161)	126	(481)

Net Income (Loss)	$(99)	$(416)	$660	$(1,500)

Per Common Share:
Net income (loss)—basic	$(0.63)	$(2.63)	$4.20	$(9.42)
Net income (loss)—diluted	(0.63)	(2.63)	4.17	(9.42)

                                             CINF 3Q23 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 3Q23 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(99)	$(416)	$660	$(1,500)
Less:
Investment gains and losses, net	(456)	(674)	84	(2,494)
Income tax on investment gains and losses	96	142	(17)	524
Investment gains and losses, after-tax	(360)	(532)	67	(1,970)
Non-GAAP operating income	$261	$116	$593	$470

Diluted per share data:
Net income (loss)	$(0.63)	$(2.63)	$4.17	$(9.42)
Less:
Investment gains and losses, net	(2.90)	(4.26)	0.53	(15.65)
Income tax on investment gains and losses	0.61	0.89	(0.11)	3.28
Investment gains and losses, after-tax	(2.29)	(3.37)	0.42	(12.37)
Non-GAAP operating income	$1.66	$0.74	$3.75	$2.95

Life Insurance Reconciliation

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net income of the life insurance subsidiary	$25	$23	$65	$51
Investment gains and losses, net	—	(1)	(1)	(1)
Income tax on investment gains and losses	—	—	—	—
Non-GAAP operating income	25	24	66	52

Investment income, net of expenses	(46)	(43)	(137)	(127)
Investment income credited to contract holders	31	27	91	82
Income tax excluding tax on investment gains and losses, net	7	5	18	14
Life insurance segment profit	$17	$13	$38	$21

                                             CINF 3Q23 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended September 30, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,957	$1,029	$646	$128	$154
Unearned premiums change	—	33	(119)	7	79
Earned premiums	$1,957	$1,062	$527	$135	$233

Underwriting profit	$112	$52	$1	$14	$45

(Dollars in millions)	Nine months ended September 30, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$6,126	$3,276	$1,723	$420	$707
Unearned premiums change	(465)	(92)	(239)	(26)	(108)
Earned premiums	$5,661	$3,184	$1,484	$394	$599

Underwriting profit (loss)	$149	$83	$(92)	$38	$120

(Dollars in millions)	Three months ended September 30, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,750	$984	$502	$121	$143
Unearned premiums change	59	44	(71)	4	82
Earned premiums	$1,809	$1,028	$431	$125	$225

Underwriting profit (loss)	$(66)	$11	$(18)	$9	$(68)

(Dollars in millions)	Nine months ended September 30, 2022
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$5,613	$3,152	$1,386	$380	$695
Unearned premiums change	(489)	(168)	(140)	(19)	(162)
Earned premiums	$5,124	$2,984	$1,246	$361	$533

Underwriting profit (loss)	$47	$25	$(2)	$44	$(20)

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 3Q23 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Book value change per share
Book value as originally reported September 30, 2022				$60.01
Cumulative effect of change in accounting for long-duration insurance contracts, net of tax				0.31
Book value as adjusted September 30, 2022				$60.32

Value creation ratio:
End of period book value* - as originally reported	$67.72	$60.01	$67.72	$60.01
Less beginning of period book value - as originally reported	70.33	66.30	67.01	81.72
Change in book value - as originally reported	(2.61)	(6.29)	0.71	(21.71)
Dividend declared to shareholders	0.75	0.69	2.25	2.07
Total value creation	$(1.86)	$(5.60)	$2.96	$(19.64)

Value creation ratio from change in book value**	(3.7)%	(9.4)%	1.1%	(26.5)%
Value creation ratio from dividends declared to shareholders***	1.1	1.0	3.3	2.5
Value creation ratio	(2.6)%	(8.4)%	4.4%	(24.0)%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 3Q23 Release 17